UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2010

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	333-156742	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2010, Hines Global REIT Properties LP (the "Operating Partnership"), a subsidiary of Hines Global REIT, Inc. ("Hines Global"), entered into a contract with Brickman Durham LLC (the "Seller") to acquire Hock Plaza, a 12-story office building located in the North Durham submarket of Durham, North Carolina. The Seller is not affiliated with Hines Global or its affiliates.

Hock Plaza was constructed in 2004 and consists of 327,160 square feet of rentable area that is 98% leased to Duke University and the Duke University Health System under leases that expire in October 2019.

The contract purchase price for Hock Plaza is expected to be approximately $98.3 million, exclusive of transaction costs, financing fees and working capital reserves. Hines Global expects to fund the acquisition using proceeds from its current public offering and the assumption of an existing $80 million mortgage loan. The mortgage loan matures in December 2015 and has a fixed interest rate of 5.58%.

Hines Global expects the closing of this acquisition to occur in June 2010, subject to a number of closing conditions. Hines Global funded a $1.0 million earnest money deposit on March 8, 2010 and expects to fund an additional $4.0 million earnest money deposit on March 22, 2010. There is no guarantee that this acquisition will be consummated, and, if Hines Global elects not to close on the acquisition of Hock Plaza, it will forfeit its earnest money deposits.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the property described herein and funding sources for the same, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global's ability to continue to reaise offering proceeds, the possibility that Hines Global may determine not to close on the acquisition after completing additional due diligence, and other risks described in the “Risk Factors” section of Hines Global’s Registration Statement on Form S-11.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

March 8, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer